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                                                                    EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is dated and effective as of May 23, 1996 by and between California ASIC Technical Services, Inc. a Nevada corporation, (the "Company"), and Edwin Barrowcliff (the "Employee").

                                   WITNESSETH

WHEREAS, the Company desires to retain the services of Employee as President and Chief Executive Officer ("CEO");

WHEREAS, Employee desires to provide his services to the Company, on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.       EMPLOYMENT AND TERM

The Company hereby retains the Employee as President and CEO, for a term commencing on the date hereof and continuing to and ending on December 31, 1998, unless this Agreement is sooner terminated as set forth herein.

2.       POSITION AND DUTIES

Employee agrees to be available to serve as President and CEO of the Company, and the Company agrees to employ Employee as President and CEO of the Company and to retain him as an employee for the term of this Agreement and all successive renewals hereof. In addition to, or in lieu of, serving as President and CEO, Employee may also possess such other titles and serve in such other capacities as the Company shall from time to time determine and shall render such services and have such duties and responsibilities as may be assigned to him from time to time by the Company consistent with such positions. Employee shall devote his full time, attention, and energy to the business of the Company and agrees to perform faithfully and diligently such duties and responsibilities as may be assigned to him to the best of his ability.

3.       COMPENSATION AND EXPENSES

3.1 For the services to be rendered by the Employee as President and CEO, the Company shall pay to him a salary of no less than $80,000 per annum, payable bi-weekly in accordance with the regular payroll schedule of the Company.

3.2 The Company shall pay or reimburse the Employee for all reasonable expenses incurred by him on the business of the Company.

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3.3      In addition to the salary set forth in Paragraph 3.1 the Employee shall be eligible to participate in the profit sharing program for top management defined in the "Purchase Agreement" between the Company and JMAR Industries, Inc.

4.       INSURANCE PLANS

The Employee shall have the right to participate in all Group Insurance and other Employee Benefit Plans now in effect or hereafter established by the Company for the benefit of the class of employees for which he would be a member for so long as any such Plan is maintained in effect for the benefit of such class, with Employee's participation or share therein being determined by the provisions and requirements of the respective Plan.

5.       TERMINATION

5.1 This Agreement shall terminate upon the occurrence of any of the following events: (a) the death of Employee; (b) the incapacity or disability of Employee, which renders him unable to perform substantially all of the services contemplated by this Agreement for a continuous period of sixty (60) days; or (c) the mutual agreement of the parties of this Agreement.

5.2 This Agreement may be terminated by the Company prior to the date specified in Section 1 hereof on the happening of one or more of the following events: (a) the commission of any act of fraud, dishonesty, or embezzlement by Employee; (b) the willful neglect by Employee in the performance of the services contemplated by this Agreement in such manner as to provide reasonable cause for terminating his services; or
         (c) the breach by the Employee of any of the covenants or obligations under this Agreement and such breach provides reasonable cause for the Company to terminate this Agreement; provided that, in order to terminate this Agreement pursuant to clauses (b) and (c) of this
         Section 5.2, the Company shall have given (30) days written notice of termination to the Employee, and the Employee shall have failed to fully cure and correct said willful neglect or breach within the thirty days immediately following such notice.

5.3 This Agreement may be terminated by the Employee prior to the date specified in Section 1 hereof on thirty (30) days written notice of termination to the Company if the Company breaches any of its covenants or obligations under this Agreement and such breach provides reasonable cause for the Employee to terminate this Agreement.

5.4 In addition to the circumstances under which this Agreement may be terminated by the Company pursuant to Section 5.2, the Company may terminate this Agreement at any time, without cause, upon thirty (30) days written notice of termination to the Employee; provided, however should the Company terminate this Agreement pursuant to this Section
         5.4 prior to the date specified in Section


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         1 hereof (other than a termination pursuant to the provisions of
         Section 5.2), then the Employee shall become entitled to receive as severance pay an amount equal to the balance of the compensation that would have been payable to the Employee pursuant to Section 3.1 hereof during the remainder of the term specified in Section 1 hereof (subject to earlier termination on the happening of the event specified in clause (a) of Section 5.1), payable at the rate and times as such compensation would have been payable to the Employee had this Agreement not been terminated pursuant to this Section 5.4. In addition to the payment of such severance pay, the Company shall also continue in force and maintain all insurance policies in which Employee participates during the remainder of the term specified in Section 1 hereof.


5.5      In the event of termination of this Agreement pursuant to Section 5.1
         (c) or 5.3, the Employee agrees to assist the Company in an orderly transition of his replacement, including the transfer of all knowledge of the Employee regarding the CATS Gate Array Technology as defined in the Gate Array Manufacturing and Sales Agreement dated as of May 17, 1996 by and between IMP Incorporated and the Company.

5.6 Notwithstanding any termination of the Employee's services hereunder, all of the covenants of the Employee contained in Sections 6 and 7 shall continue in full force and effect in accordance with their respective terms.

6.       CONFIDENTIAL INFORMATION

Concurrently herewith, Employee shall enter into a form of Invention and Secrecy Agreement substantially similar to the agreement executed by the other key employees of JMAR or the Company. Paragraphs 6 and 7 of this Agreement are intended to supplement and not limit or restrict the provisions of such Invention and Secrecy Agreement. The Employee acknowledges that, in the course of the performance of his services hereunder, he may become acquainted with confidential information regarding JMAR or the Company (and companies affiliated with or owned, operated, or supervised by JMAR or the Company) and their business, operations, finances, personnel, accounts, customers, and suppliers. This information may include information relating to persons, firms, corporations, and other entities which are or become suppliers or customers of JMAR or the Company (or a company affiliated with or owned, operated, or supervised by JMAR or the Company). The Employee will not, either during the term of this Agreement or thereafter, without the prior express written consent of the Company, disclose or make any use of such confidential information except as may be required in the course of the performance of his services hereunder.

6.1 The undertakings and obligations of the parties under this Agreement shall not apply to any proprietary information which:


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         a.       Is  disclosed  in a  printed  publication  available  to the public, is described in a patent anywhere in the world, or is otherwise in the public domain at the time of disclosure;

         b. Is generally disclosed to third parties by the Company without restriction on such third parties; or

         c. Is approved for release by written authorization of the Company.

7.       PROTECTION OF PROPERTY

All records, files, manuals, lists of customers, blanks, forms, materials, furnished to the Employee by the Company (or any company affiliated with or owned, operated, or supervised by the Company), used on their behalf or generated or obtained during the course of the performance of the Employee's services hereunder, shall be and remain the property of the Company (or any company affiliated with or owned, operated, or supervised by the Company, as the case may be). The Employee shall be a holder thereof for the sole use and benefit of the Company (or any company affiliated with or owned, operated, or supervised by the Company, as the case may be) and shall safely keep and preserve such property, except as consumed in the normal business operations of the Company (or any company affiliated with or owned, operated, or supervised by the Company, as the case may be). The Employee acknowledges that this property is confidential and is not readily accessible to the Company's competitors. Upon termination of this Agreement hereunder, the Employee shall immediately deliver to the Company, or its authorized representative, all such property, including all copies, remaining in the Employee's possession or control.

8.       INDEMNIFICATION

The Company will protect, defend, indemnify, and hold harmless Employee from and against any and all demands, claims, recoveries, obligations, losses, damages, and liabilities, and all related costs, expenses (including reasonable attorney's fees), interest and penalties, except for those liabilities related to the obligations assumed by the Employee pursuant to the Purchase Agreement, which Employee shall incur or suffer which arise from, result from, or relate to the performance of his services under this Agreement, unless a judgment or other final adjudication adverse to the Employee shall establish that he committed acts of active and deliberate dishonesty, which acts were material to the cause of action so adjudicated.

9.       ASSIGNMENT

Neither the rights nor obligations under this Agreement may be assigned, transferred, pledged, or hypothecated by any party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor of the Company, whether by


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merger, purchase, or otherwise, and the Company may assign this Agreement to any subsidiary or affiliate of the Company.

10.      NOTICES

Any notice required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and if personally delivered or sent by registered or certified mail, return receipt requested, with postage prepaid.

If to the Company:

         California ASIC Technical Services, Inc.
         13845-B Alton Parkway
         Irvine, California 92718

With a copy to:

         JMAR Industries, Inc.
         3956 Sorrento Valley Blvd., Suite D
         San Diego, California 92121
         ATTN: Dennis Valentine

If to the Employee:

         Edwin Barrowcliff
         24701 Woodhill Lane
         Lake Forest, California 92630

Any party may change the address to which notices are to be sent by giving ten
(10) days written notice of such change of address to the other party in the manner provided for giving notice. Notices will be considered delivered on the day of personal delivery on the date of deposit in the United States mail in the manner above provided for giving notice by mail.

11.      WAIVER

The waiver by any party hereto of a breach of any of the provisions of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach hereof by such party.

12.      SEVERABILITY

If any one or more covenants, agreements, or provisions herein contained shall be held or determined for any reason whatsoever to be invalid or unenforceable, either in whole or in part, then such covenants, agreements, or provisions, or portions thereof, shall be


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null and void and shall be deemed separable from the remaining covenants, agreements, or provisions hereof and shall in no way affect the validity of any of the other provisions hereof.

13.      ATTORNEY'S FEES

The prevailing party in any litigation concerning the enforcement or interpretation of this Agreement shall be entitled to recover reasonable costs and attorney's fees.

14.      CHOICE OF LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.      ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby, and no party shall be liable or bound except as expressly provided herein.

16.      HEADINGS

The subject headings of the sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any term or provision hereof.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

California ASIC Technical Services, Inc:


By:      /s/ John S. Martinez            Date:       5/23/96
         -----------------------------            --------------
             John S. Martinez, Ph.D.
             Chairman of the Board
             "Company"


By:      /s/ Edwin Barrowcliff            Date:      5/23/96
         -----------------------------            --------------
             Edwin Barrowcliff





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